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                                                                 Exhibit 23.3

[COOPERS & LYBRAND LETTERHEAD]


Mr. Donald Fishback
Moog Inc
East Aurora
New York 14052
USA

Consent of independent accountants

We consent to the inclusion in the Registration Statement on Form S-3 of our report dated 14 November 1997 on our audits of the financial statements of Moog Controls Limited. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand

Coopers & Lybrand
Gloucester, UK
5 January 1998